UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2010

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Genta Incorporated, (the Company), held its Annual Meeting of Stockholders on June 15, 2010. The stockholders voted on the following matters:

Proposal 1. Election of Directors.

Stockholders elected each of the Board’s four director nominees as set forth below:

Director	Votes For	Withheld	Broker Non-Votes
Raymond P. Warrell, Jr. M.D.	329,059,341	7,320,874	197,175,209
Christopher P. Parios	330,094,702	6,285,513	197,175,209
Daniel D. Von Hoff, M.D.	329,965,925	6,414,290	197,175,209
Douglas G. Watson	330,145,798	6,234,417	197,175,209

Proposal 2. To authorize our Board of Directors to effect a reverse stock split of our outstanding Common Stock at any ratio up to 1-for-100

Stockholders provided authorization to our Board of Directors to effect a reverse stock split as more than 50% of the outstanding shares of the Company were voted for this proposal

For	470,593,293
Against	62,649,155
Abstain	312,976

Proposal 3. To approve an amendment and restatement of our 2009 Stock Incentive Plan to change the number of shares of Common Stock authorized for issuance under our plan

Stockholders approved the amendment and restatement of our 2009 Stock Incentive Plan.

For	316,134,514
Against	18,548,104
Abstain	1,697,597
Broker Non-Votes	197,175,209

Proposal 4. To ratify the appointment of Amper Politziner & Mattia, LLP as our independent registered public accounting firm for the year ended December 31, 2010

Stockholders ratified the appointment of Amper Politziner & Mattia, LLP.

For	514,942,982
Against	8,968,856
Abstain	9,643,586

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date:	June 15, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance